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EXHIBIT 2.2

                                 AMENDMENT NO. 1
                                       TO
                            STOCK PURCHASE AGREEMENT


         THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (the "AMENDMENT") is entered into effective as of September 28, 2005 (the "EFFECTIVE DATE"), by and among EMRISE ELECTRONICS CORPORATION, a New Jersey corporation (the "BUYER"), Robert H. Okada, as Trustee of the Robert H. Okada Trust Agreement dated February 11, 1992 (the "OKADA TRUST"), and Sharon Vavro, an individual ("VAVRO"). The Okada Trust and Vavro are each referred to herein as a "SELLER" and collectively the "SELLERS." The Buyer and the Sellers are each referred to herein as a "PARTY" and collectively as the "PARTIES."

                                 R E C I T A L S
                                 - - - - - - - -

         A. The Parties have entered into that certain Stock Purchase Agreement effective as of August 31, 2005 (the "PURCHASE AGREEMENT").

         B. The Parties desire to amend the Purchase Agreement in the manner specifically set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Purchase Agreement.

         2. CERTAIN AMENDMENTS.

              (a) Section 2.2(b) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

                           "(b) cash in the amount of Three Hundred Thousand
                  Dollars ($300,000) payable on October 6, 2005 and cash in the amount of Three Hundred Thousand Dollars ($300,000) payable on March 31, 2006, to Sellers in proportion to their respective percentage ownership interests in the Company as set forth in
                  Section 5.2 of the Disclosure Schedule."

              (b) Section 6.7 of the Purchase Agreement is hereby deleted in its entirety.

         3. NO OTHER MODIFICATIONS INTENDED. Except as specifically set forth herein, no other modification of the Purchase Agreement is intended or to be implied and the terms of the Purchase Agreement, except as modified herein, shall remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS]



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         IN WITNESS WHEREOF, the Parties hereto have executed this Amendment effective as of the date first above written.

BUYER:                         EMRISE ELECTRONICS CORPORATION,
                               a New Jersey corporation


                               By: /s/ Carmine T. Oliva
                                   ---------------------------------------------
                                   Carmine T. Oliva, President and Chief
                                   Executive Officer



SELLERS:                       /s/ Robert Okada
                               -------------------------------------------------
                               ROBERT OKADA, as Trustee of the Robert H.
                               Okada Trust Agreement Dated February 11, 1992

                               /s/ Sharon Vavro
                               -------------------------------------------------
                               SHARON VAVRO, an individual